UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2005

Date of Report (Date of earliest event reported)

Ambassadors International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1071 Camelback Street

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 1, 2005, Ambassadors International, Inc. (“Ambassadors”) announced the acquisition of BellPort Group, Inc. (“BellPort”) pursuant to the terms of an Agreement and Plan of Merger, dated February 1, 2005, by and among, Ambassadors, BellPort, BellPort Acquisition Corp. #1 (“Sub #1”), BellPort Acquisition Corp. #2 (“Sub #2”) and Paul Penrose, as company stockholder representative (the “Merger Agreement”). Pursuant to the Merger Agreement, BellPort will merge with Sub #1, with BellPort surviving such merger, and immediately thereafter BellPort will merge with and into Sub #2, with Sub #2 surviving such merger (the “Mergers”). In connection with the Mergers, each outstanding share of BellPort common stock will be converted into the right to receive 54.3293 shares of common stock, par value $0.01 per share, of Ambassadors (“Ambassadors Common Stock”), except for shares held by a certain stockholder who will receive an aggregate cash payment of $1,280,000. The Merger consideration totaled approximately $4.0 million in cash and Ambassadors Common Stock. In addition, a subsidiary of Ambassadors assumed approximately $1.6 million of debt.

In connection with the Mergers, Ambassadors entered into an Option Agreement (the “Option Agreement” with BellJa Holding Company, Inc. (“BHC”), pursuant to which Ambassadors was granted a one-year option right to acquire BHC or BHC’s ownership interest in BellPort Japan, a Japanese corporation. The purchase price for BHC or such ownership interest, as applicable, will be determined by an independent valuation firm selected by the parties when and if the option is exercised.

Joseph J. Ueberroth, our Chief Executive Officer and Director, is the Chairman of BellPort. In addition, Joseph J. Ueberroth and Peter V. Ueberroth, our Chairman of the Board of Directors, were principal stockholders of BellPort at the time of the acquisition and beneficially owned 32% and 16% of the outstanding equity securities of BellPort, respectively. As a result of Joseph J. Ueberroth’s and Peter V. Ueberroth’s holdings in, and prior business dealings with, BellPort, Ambassadors’ Board of Directors formed a special committee to consider and negotiate the terms of the acquisition and make a recommendation to the full Board of Directors. Following its review and consideration of the transaction, the special committee approved the acquisition and recommended that the full Board of Directors approve the transaction. The acquisition was approved by the Board of Directors.

The foregoing description of the Mergers, the Merger Agreement and the Option Agreement is qualified in its entirety by reference to the Merger Agreement, the Option Agreement and the press release attached as Exhibits 2.1, 10.1 and 99.1, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Merger Agreement, Ambassadors issued an aggregate of 184,717 shares of Ambassadors Common Stock. Such shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	2.1	Agreement and Plan of Merger, dated February 1, 2005, by and among, Ambassadors, BellPort, BellPort Acquisition Corp. #1, BellPort Acquisition Corp. #2 and Paul Penrose, as company stockholder representative.
	10.1	Option Agreement, dated February 1, 2005, by and between Ambassadors International, Inc. and BellJa Holding Company, Inc.
	99.1	Text of press release, dated February 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: February 2, 2005	By:	/s/ Brian R. Schaefgen
Brian R. Schaefgen
Chief Financial Officer

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